EXHIBIT 1

AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Shares of CanAlaska Ventures Ltd. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: October 8, 2003		Exploration Capital Partners Limited Partnership

	By:	Resource Capital Investment Corporation, its general partner

	By:	/s/ KEITH PRESNELL
Keith Presnell, Chief Financial Officer

Date: October 8, 2003		Resource Capital Investment Corporation

	By:	/s/ KEITH PRESNELL
Keith Presnell, Chief Financial Officer

Date: October 8, 2003		Rule Family Trust udt 12/17/98

	By:	/s/ KEITH PRESNELL
Keith Presnell, Attorney-in-Fact for Arthur Richards Rule, Trustee

Date: October 8, 2003		Arthur Richards Rule, individually

	By:	/s/ KEITH PRESNELL
Keith Presnell, Attorney-in-Fact